PNM Resources, Inc.
414 Silver Ave., SW
Albuquerque, NM 87102-3289
PNMResources.com
Exhibit 5.1
May 13, 2020
Public Service Company of New Mexico
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Ladies and Gentlemen:
I, as Associate General Counsel, PNM Resources, Inc., am acting as counsel for Public Service Company of New Mexico, a New Mexico corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).
The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, of senior unsecured notes of the Company (“Notes”) to be issued in one or more series under an indenture, as supplemented and amended to date (the “Indenture”), and as further supplemented and amended, if needed, by one or more supplemental indentures (each, a “Supplemental Indenture”), entered into or proposed to be entered into between the Company and the trustee identified in the Indenture as trustee (the “Trustee”).
This opinion is being furnished to you at your request in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.
I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as I have deemed necessary or advisable for the purposes of rendering the opinions set forth herein, including (i) the corporate and organizational documents of the Company, including the Articles of Incorporation, as amended to date (the “Articles”), and the Bylaws of the Company, as amended to date (the “Bylaws”), (ii) the resolutions of the Board of Directors of the Company with respect to the Registration Statement and the registration of the Notes and certain related matters and (iii) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof (the “Prospectus”).
For purposes of the opinions expressed below, I have assumed without verification (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed.

As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. In making my examination of documents executed or to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder.
I have further assumed that (i) the Company will continue to be validly existing and in good standing under the laws of the State of New Mexico and has, and will continue to have, all requisite power and authority to enable it to execute, deliver and perform its obligations with respect to the Notes and the related documents, (ii) the Registration Statement and any amendment thereto will have become effective under the Act (and will remain effective under the Act at the time of issuance of the Notes thereunder), (iii) any prospectus supplement or term sheet describing the Notes will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission, (iv) the Indenture and Supplemental Indentures have been or will be duly authorized, executed and delivered by the parties thereto and that any Notes that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the parties thereto, (v) that a definitive purchase, underwriting or similar agreement with respect to any Notes offered thereby will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (vi) the Board of Directors of the Company, an authorized committee thereof or appropriate officers of the Company will have taken all necessary corporate action with respect to the issuance of the Notes, the instruments pursuant to which they are duly authorized and established and related matters.
In addition, I have assumed that the terms of the Notes will have been established so as not to and that the execution and delivery by the Company of, and the performance of its obligations under the Notes of the Company, will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.
I am a member of the bar of the State of New Mexico and am not purporting to be an expert on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the State of New Mexico and I express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, New Mexico), municipal law or the laws of any local agencies within any state (including, without limitation, New Mexico). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Troutman Sanders LLP may rely upon this opinion in rendering its opinion as to the Notes.
Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, I am of the opinion that: (1) the Company is a validly existing corporation and is in good standing under the laws of the state of New Mexico, (2) the Company has the corporate power and authority to issue the Notes, and (3) with respect to the Notes (a) after the Board of Directors of the Company has taken action to authorize the issuance and establish the specific terms of such Notes, the terms of the offering of the Notes and related matters, (b) the Registration Statement has become effective and the securities or “blue sky” laws of various states shall have been complied with and (c) any applicable regulatory approvals have been obtained, then all necessary corporate action to authorize the issuance of the Notes shall have been obtained.
My opinion is as of the date hereof and I have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to my attention and I disavow any undertaking to advise you of any changes in law.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Prospectus and Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the General Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

By: /s/ Leonard D. Sanchez
Leonard D. Sanchez, Esq.
Associate General Counsel
PNM Resources, Inc.

3